THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS
THEREUNDER, OR, TO THE EXTENT APPLICABLE, SUCH BLUE SKY LAWS, OR THE PROVISIONS OF THIS WARRANT.

No. of Shares of Common Stock:  4,215,753    Warrant No. 1


                        AMENDED AND RESTATED WARRANT

                         To Purchase Common Stock of

                           PRECISION STANDARD INC.


               THIS IS TO CERTIFY THAT BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, or any Affiliate (as hereinafter defined) thereof, or registered assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from PRECISION STANDARD INC., a Colorado corporation (the "Company"), 4,215,753 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at an aggregate purchase price of $0.237205492 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.


1.        DEFINITIONS

               As used in this Warrant, the following terms have the respective meanings set forth below:

               "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Distribution Date, other than Warrant Stock and a Permitted Issuance.

               "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian, or other fiduciary, any stock having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by, or is under common control with, such Person or any Affiliate of such Person, or (c) each of such Person's officers, directors, joint venturers, and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract, or otherwise.

               "Bank" shall mean Bank of America National Trust and Savings Association, a national banking association.

               "Bank Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of December 31, 1996 between the Company and the Bank.

               "Business Day" shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in New York City or San Francisco.

               "Closing Date" shall have the meaning assigned to it in the Credit Agreement.

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

               "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $0.0001 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (a) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (b) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8 hereof) received by or distributed to the holders of Common Stock in the circumstances contemplated by Section 4.8 hereof.

               "Convertible Securities" shall mean evidences of indebtedness, shares of stock, or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

               "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, (a) the last sale price on such day on the principal stock exchange on which Common Stock is then listed or admitted to trading, (b) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (c) if Common Stock is not then listed or admitted to trading on any stock exchange, the last sale price on such day reported by NASDAQ, (d) if no such price is reported by NASDAQ, the average of the high and low prices reported for such day by the National Quotation Bureau, (e) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(f) if there is no such firm, the fair value of a share of Common Stock as determined in good faith by the Board of Directors after consultation with an investment banking firm of recognized national standing.

               "Distribution Date" shall mean September 30, 1988.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

               "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

               "Expiration Date" shall mean September 9, 2000 or such later date as may be specified pursuant to Section 14.2(b) hereof.

               "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining net income per share.

               "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

               "Holder" shall mean any Person in whose name a Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

               "Installment Date" shall have the meaning given such term in Section 14.1 hereof.

               "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

               "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

               "Other Property" shall have the meaning assigned to it in
section 4.8 hereof.

               "Outstanding" shall mean, when used in reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

               "Permitted Issuances" shall mean the issuances of options to purchase shares of Common Stock pursuant to employee or management stock option plans in an aggregate amount during the period between December 31, 1996 and the Expiration Date not to exceed 2% of the Fully Diluted Outstanding Common Stock; provided, however, that no such issuance shall be a Permitted Issuance to the extent that, at any time, unexercised options issued pursuant to employee or management stock option plans represent more than 1% of the Fully Diluted Outstanding Common Stock.

               "Person" shall mean any individual, sole proprietor-ship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, or government (whether federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department thereof).

               "Registration Statement" shall have the meaning assigned to it in Section 9.3(a) hereof.

               "Restricted Common Stock" shall mean shares of Common Stock which are, or which, upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a) hereof.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Subordinated Loan Agreement" shall mean the Second Amended and Restated Senior Subordinated Loan Agreement, dated as of December 31, 1996 between the Company and the Bank.

               "Trading Day" shall mean a day on which a sale of Common Stock has been reported by a stock exchange or an NASD quotation system.

               "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

               "Transfer Notice" shall have the meaning assigned to it in
Section 9.2 hereof.

               "Warrant" shall mean this Warrant and any Warrant issued upon transfer, division, or combination of, or in substitution for, this Warrant.

               "Warrant Price" shall mean an amount equal to (a) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof multiplied by (b) the Exercise Price as of the date of such exercise.

               "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof until such time as it is released from restrictions pursuant to the first sentence of Section 9.8 hereof.


2.        EXERCISE OF WARRANT

               2.1.      MANNER OF EXERCISE.  From and after the
Distribution Date and until 5:00 P.M., New York City time, on the
Expiration Date, the Holder hereof may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable pursuant hereto.

               (a) In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its executive office at 1225 17th Street, Denver, Colorado, or at the office or agency designated by the Company pursuant to Section 12 hereof, (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) except as provided in subsection (b) below, payment of the Warrant Price, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing as Exhibit A annexed hereto, duly executed by such Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or, subject to Section 9.2 hereof, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and any Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with payment for such shares (except as provided in subsection (b) below) and this Warrant, is received by the Company as described above, and all taxes required to be paid by such Holder, if any, pursuant to Section 2.2 hereof prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to such Holder a new Warrant evidencing the right of such Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant or, at the request of such Holder, appropriate notation may be made on this Warrant and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or any part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

               (b) The Holder may also exercise this Warrant in whole or in part in a "cashless" or "net-issue" exercise of this Warrant. In such event, the Holder will deliver this Warrant to the Company with a notice stating the number of shares of Warrant Stock to be delivered to the Holder and the number of shares with respect to which the Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Stock to be delivered to the Holder. For purposes of this provision, all Warrant Stock as to which the Warrant is surrendered will be valued at the average daily Current Market Price of a share of Common Stock for the thirty consecutive Trading Days preceding the exercise date. The notice accompanying the Warrant shall also set forth the number of shares of Warrant Stock for which the Warrant will remain exercisable.

               2.2. PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid, and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder hereof, in which case such taxes or charges shall be paid by such Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of such Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

               2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights pursuant to which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price on the date of exercise.

               2.4. CONTINUED VALIDITY. A holder of shares of Warrant Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been-entitled as Holder under Sections 9, 10, and 17 hereof. Following the exercise of this Warrant, a holder of Warrant Stock shall continue to be subject to the obligations set forth in Sections 2.4, 9.1, 9.2, 9.3, 9.6, 17.2, and 17.5 hereof. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the Holder of the shares of Warrant Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such Holder, its continuing obligation to afford to such Holder all such rights; provided, however, that if such Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder all such rights.


3.        TRANSFER, DIVISION, AND COMBINATION

               3.1. TRANSFER. Subject to compliance with Sections 9 and 14 hereof, transfer of this Warrant and all rights pursuant hereto, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 hereof or the office or agency designated by the Company pursuant to Section 12 hereof, together with a written assignment of this Warrant substantially in the form of Exhibit B annexed hereto duly executed by the Holder hereof or its agent or attorney and, if such transfer is not to be made pursuant to section 14 hereof, upon delivery to the Company of funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to compliance by the transferor with the requirements of Section 9.2 hereof, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with this
Section 3.1 and Section 9.2 hereof, may be exercised by a new Holder for the purchase of shares of Warrant Stock without having a new Warrant issued.

               3.2. DIVISION AND COMBINATION. Subject to Section 9 hereof, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder hereof or its agent or attorney. Subject to compliance with Sections 3.1 and 9 hereof, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               3.3. EXPENSES. The Company shall prepare, issue, and deliver, at its own expense (other than transfer taxes), any new Warrant or Warrants required to be issued pursuant to this Section 3.

               3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.


4.        ADJUSTMENTS

               The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice, at the address set forth for such Holder on the books of registration maintained by the Company, of any event described in this
Section 4 which requires an adjustment pursuant to this Section 4 at the time of such event.

               4.1. STOCK DIVIDENDS, SUBDIVISIONS, AND COMBINATIONS. If, at any time, the Company shall:

               (a) take a record of the holders of Common Stock for the purpose of entitling them to receive, without payment therefor, a dividend payable in, or other distribution of, any Additional Shares of Common Stock,

               (b) subdivide its Outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (c) combine its Outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately following the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive following the occurrence of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately following such adjustment.

               4.2. CERTAIN OTHER DISTRIBUTIONS. If, at any time, the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive, without payment therefor, any dividend or other distribution (other than of Additional Shares of Common Stock or other securities for which adjustments are made pursuant to
Section 4.1, 4.3, 4.4, or 4.5 hereof) of:

               (a) cash or other property of any nature whatsoever (other than a distribution of cash or other property or a dividend payable out of earnings or surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

               (b) any evidences of its indebtedness, any shares of its stock, or any other of its securities or property of any nature whatsoever (other than cash or other property subject to clause
          (a) of this Section 4.2, Convertible Securities, or Additional Shares of Common Stock), or

               (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock, or any other of its securities or property of any nature whatsoever (other than cash or other property subject to clause
          (a) of this Section 4.2, Convertible Securities, or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the average daily Current Market Price for the thirty consecutive Trading Days preceding the date of taking such record, and (B) the denominator of which shall be such average Current Market Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights so distributable and (ii) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment divided by (y) the number of shares for which this Warrant is exercisable immediately following such adjustment.

               A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1 hereof.

               4.3.      ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

               (a) If, at any time, the Company shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per share of less than the average Current Market Price for the thirty Trading Days preceding the date of issuance, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction (A) the numerator of which shall be the number of shares of Fully Diluted Outstanding Common Stock immediately following such issuance or sale and (B) the denominator of which shall be the number of shares of Fully Diluted Outstanding Common Stock immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate offering price (or, in an underwritten public offering, the aggregate offering price to the public) of the total number of such Additional Shares of Common Stock would purchase at the Current Market Price for the thirty Trading Days preceding the date of issuance and (ii) the Exercise Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction (x) the numerator of which shall be the number of shares for which this Warrant is exercisable prior to such issuance or sale and (y) the denominator of which shall be the number of shares for which this Warrant is exercisable immediately following such issuance or sale.

               (b) The provisions of Section 4.3(a) hereof shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided pursuant to Section 4.1 or 4.2 hereof. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made pursuant to Section 4.3(a) hereof upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options, or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options, or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants, options, or other rights therefor) pursuant to Section 4.4 or 4.5 hereof.

               4.4. ISSUANCE OF WARRANTS, OPTIONS, OR OTHER RIGHTS. If, at any time, the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue, grant, or sell to any Person any warrants, options, or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert pursuant thereto are immediately exercisable, other than in connection with a Permitted Issuance, or shall change the terms of any outstanding warrants, options, or rights to entitle the holders thereof to subscribe for or purchase a greater number of Additional Shares of Common Stock, other than in connection with a Permitted Issuance, and, at the time of such issuance, grant, or sale, the sum of the purchase price for such warrants, options, or other rights plus the price per share for which Common Stock is issuable upon the exercise of such warrants, options, or rights or upon conversion or exchange of such Convertible Securities shall be less than the average Current Market Price for the thirty Trading Days preceding the issuance, grant or sale then in effect, then (a) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction (A) the numerator of which shall be the number of shares of Fully Diluted Outstanding common Stock immediately following such distribution, issuance, grant or sale on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options, or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding at the time of the issuance or sale of such warrants, options, or other rights and (B) the denominator of which shall be (i) the number of shares of Fully Diluted Outstanding Common Stock immediately prior to such distribution, issuance, grant or sale plus
(ii) the number of shares of Common Stock which the sum of the aggregate exercise price of such warrants, options, other rights, or Convertible Securities and the aggregate consideration received for such warrants, options, or other rights by the Company would purchase at such average Current Market Price, and (b) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the number of shares for which this Warrant is exercisable immediately following such adjustment. Except as specified in
Section 4.6 hereof, no further adjustment of the number of shares for which this Warrant is exercisable shall be made upon the actual issuance of such Common Stock upon exercise of such warrants, options or other rights or upon conversion or exchange of such Convertible Securities.

               4.5. ISSUANCE OF CONVERTIBLE SECURITIES. If, at any time, the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell to any Person any Convertible Securities, whether or not the rights to exchange or convert pursuant thereto are immediately exercisable, other than in connection with a Permitted Issuance, or shall adjust the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock so as to entitle the holders of such Convertible Securities to acquire a greater number of Additional Shares of Common Stock, and, at the time of such issuance or sale, the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the average Current Market Price for the thirty Trading Days preceding the issuance, sale or adjustment, then (a) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance, sale or adjustment by a fraction (A) the numerator of which shall be the number of shares of Fully Diluted Outstanding Common Stock immediately following such distribution, issuance, grant, sale or adjustment on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding at the time of the issuance of such Convertible Securities and (B) the denominator of which shall be
(i) the number of shares of Fully Diluted Outstanding Common Stock immediately prior to such distribution, issuance, grant or sale plus (ii) the number of shares of Common Stock which the aggregate exercise price of such Convertible Securities would purchase at such average Current Market Price and (b) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the number of shares for which this Warrant is exercisable immediately following such adjustment. Except as specified in Section 4.6 hereof, no further adjustment of the number of shares for which this Warrant is exercisable shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               4.6. SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable shall have been made pursuant to Section 4.4 or 4.5 hereof as the result of any issuance of warrants, options, rights, or Convertible Securities, such warrants, options, or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants, options, or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options, rights, or other Convertible Securities on the basis of treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants, options, or rights or any such right of conversion or exchange, as having been issued on the date of any such exercise and for the consideration actually received and receivable upon exercise of such right plus the consideration, if any, received by the Company for such warrants, rights, options, or Convertible Securities, whereupon a new adjustment of the Exercise Price and/or number of shares of Common Stock for which this Warrant is exercisable shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

               4.7. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS PURSUANT TO THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable provided for in this Section 4:

               (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1 hereof) up to, but not beyond, the date of exercise if such adjustment, either by itself or with other adjustments not previously made, adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (b) FRACTIONAL INTERESTS. In computing adjustments required by this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

               (c) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription, or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

               (d) ADJUSTMENTS PRIOR TO OCCURRENCE OF EVENT. If, after any adjustment occurs pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, the Holder hereof exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be issued or delivered to such Holder upon and to the extent that the event actually takes place, upon payment of the then Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such shares shall be cancelled by the Company.

               (e) GOOD FAITH DETERMINATION. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item pursuant to this Section 4, such determination shall be conclusive if the Board of Directors relied upon an opinion of an investment banking firm of recognized national standing in making such determination or, if the Board of Directors did not so rely, such determination may be challenged in good faith by the Holder hereof and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Holder.

               4.8. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION, OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, consolidate or merge with or into another corporation (where the Company is not the surviving corporation), or sell, transfer, or otherwise dispose of all or substantially all of its property, assets, or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation, or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock, evidences of indebtedness, or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant following such event, the number of shares of common stock of the successor or acquiring corporation and Other Property receivable upon or as a result of such reorganization, merger, consolidation, or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, merger, consolidation, or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities pursuant hereto, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this
Section 4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock, or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall apply to successive reorganizations, mergers, consolidations or dispositions of assets.

               4.9. CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company shall not modify the Common Stock, make any distribution or enter into any transaction if the effect thereof would be to cause the Exercise Price to be less than the par value per share of Common Stock.

               4.10. PERMITTED ISSUANCES. Notwithstanding anything herein to the contrary, there shall be no adjustment in the Exercise Price or the number of shares of Warrant Stock as a result of any Permitted Issuance.


5.        NOTICES TO WARRANT HOLDERS

               5.1. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4 hereof, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property, warrants, or other subscription or purchase rights referred to in Section 4.2 or 4.4 hereof), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 hereof) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder at its address set forth in the registration books maintained by the Company in accordance with
Section 17.2 hereof. The Company shall keep at its office or agency designated pursuant to Section 12 hereof copies of all such certificates and cause the same to be available for inspection at such office or agency during normal business hours by any Holder or prospective purchaser of a Warrant designated by a Holder thereof.

               5.2. NOTICE OF CERTAIN CORPORATE ACTION. Each Holder of Warrants shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.


6.        NO IMPAIRMENT

               The Company shall not, by any action, including, without limitation, through amendment of its certificate of incorporation or any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant (and shall not amend its certificate of incorporation to authorize any of the foregoing), but will at all times in good faith assist in the carrying out of all such terms and the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body as may be necessary to enable the Company to perform its obligations pursuant to this Warrant.

               Upon the request of the Holder hereof, the Company will, at any time during the period this Warrant is outstanding, acknowledge in writing, in form satisfactory to such Holder, the continuing validity of this Warrant and the obligations of the Company pursuant hereto.


7.        RESERVATION AND AUTHORIZATION OF COMMON STOCK AND OTHER
          SECURITIES AND PROPERTY; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

               From and after the Closing Date, the Company shall at all times reserve and keep available for issuance and/or distribution upon the exercise of Warrants such number of the authorized but unissued shares of Common Stock and such amount of other securities and property as will be sufficient to permit the exercise in full of all outstanding Warrants.
All shares of Common Stock and such other securities and property which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

               Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all authorizations or exemptions therefor, or consents thereto, as may be necessary from any public regulatory body.

               If any shares of Common Stock to be issued upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 9 hereof) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered; provided, however, that the Company shall have no obligation to so register or qualify if the requirement for such registration or qualification is solely attributable to any Holder's breach of Sections 3.1, 9.1, or 9.2 hereof or to the sale by any Holder of Warrants in violation of law.


8.        TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

               In the case of all dividends or other distributions by the Company to the holders of Common Stock with respect to which any provision of Section 4 hereof refers to the taking of a record of such holders, the Company will in each case take such a record and will take such record as of the close of business on a Business Day. Except as contemplated by
Section 3.1 or 9.2 hereof, the Company will not at any time, except upon dissolution, liquidation, or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


9.        TRANSFERS AND REGISTRATION RIGHTS

               The Warrants and the Warrant Stock shall not be transferred, hypothecated, or assigned prior to satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or Warrant Stock. The Holder hereof, by acceptance of this Warrant, agrees to be bound by the provisions of this
Section 9.

               The Holders shall have the right to request registration of such Warrant Stock pursuant to Sections 9.3 and 9.4 hereof.

               9.1. RESTRICTIVE LEGEND. (a) Except as otherwise provided in Section 9.8 hereof, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock,issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "The shares represented by this certificate have not
               been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in a certain Amended and Restated Warrant dated as of December 31, 1996 issued by PRECISION STANDARD INC. No transfer of the shares represented by this certificate shall be valid or effective until such conditions have been fulfilled. A copy of the form of such Warrant is on file with the Secretary of PRECISION STANDARD INC. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

               (b) Except as otherwise provided in Section 9.8 hereof, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "This Warrant and the securities represented hereby
               have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder, or the provisions of this Warrant."

               9.2. NOTICE OF PROPOSED TRANSFERS; REQUESTS FOR REGISTRATION. In addition to complying with section 3.1 hereof as to Transfers of Warrants, prior to any Transfer or attempted Transfer of any Warrant or any share of Restricted Common Stock, the holder of such Warrant or Restricted Common Stock shall give ten days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such Holder, who shall be reasonably satisfactory to the Company, an opinion in form and substance reasonably acceptable to the Company to the effect that the proposed Transfer of such Warrant or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, so notify such Holder and such Holder shall thereupon be entitled to Transfer such Warrant or such Restricted Common Stock in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a) hereof, and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b) hereof, unless, in the opinion of such counsel and counsel to the Company, such legend is not required in order to ensure compliance with the Securities Act. The holder of the Warrant or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to transfer such Warrant or Restricted Common Stock until receipt of notice from the Company pursuant to this Section 9.2.

               9.3. REQUIRED REGISTRATION. (a) Subject to the limitations contained in the last paragraph of Section 9.6 hereof, after receipt of a written request from Holders of Warrants and/or Warrant Stock representing the lesser of (A) an aggregate of 30% of the total of (i) all shares of Warrant Stock then subject to purchase upon exercise of all Warrants and (ii) all shares of Warrant Stock then outstanding and (B) a number of shares of Warrant Stock which the Company reasonably believes will, if sold in a public offering, yield proceeds of at least $500,000, requesting that the Company effect the registration of Warrant Stock and Warrant Stock issuable upon the exercise of any of such Holders' Warrants under the Securities Act and specifying the intended method of disposition thereof, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights pursuant to Section 9.4 hereof, may elect (by written notice sent to the Company within 15 days from the date of such Holder's receipt of the aforementioned Company's notice) to have its shares of Warrant Stock included in such registration pursuant to this Section 9.3. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of the Warrant Stock which the company has been so requested to register by such Holders for sale, by filing a registration statement with the Commission (a "Registration Statement"), all to the extent required to permit the disposition (in accordance with the intended method thereof, as aforesaid) of the Warrant Stock so registered; provided, however, that the Company shall not be required to effect more than three registrations of the Warrant Stock pursuant to this Section 9.3, except that the Company shall be required to effect one additional registration if the Holders requesting such registration agree to assume all of the costs of such registration.

               (b) The Company shall be entitled to include in any registration statement referred to in this Section 9.3, for sale in accordance with the method of disposition specified by the requesting Holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that in the opinion of the managing underwriter selected by such Holder (if such method of disposition shall be by an underwritten public offering) such inclusion would materially and adversely affect the distribution of the Warrant Stock to be sold.

               9.4. PIGGYBACK REGISTRATION. If the Company, at any time following the Distribution Date, proposes to register any of its Common Stock or any other class of equity securities (as defined in Section 3(a)(ii) of the Exchange Act), or any of its securities convertible into or exchangeable for its Common Stock or such equity securities, under the Securities Act with a view towards the public offering of such securities solely for cash (other than a registration on Form S-4, S-8 or S-18, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Warrant Stock for sale to the public under the Securities Act, it shall each such time give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 9.4 at least 30 days prior to the initial filing with the Commission of the Registration Statement with respect thereto. Upon the written request of any such Holder made within 20 days following the receipt of any such notice (which request shall specify the Warrant Stock intended to be disposed of by such Holder and included in such Registration Statement), the Company shall use its best efforts to include in such registration under the Securities Act all Warrant Stock which the Company has been so requested to register by the Holders, to the extent requisite to permit the disposition of the Warrant Stock so to be registered; provided, however, that (a) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of such Registration Statement, the Company shall determine for any reason not to proceed with the proposed registration and sale of the securities to be sold, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Warrant Stock in connection with such proposed registration (but not from its obligation to pay the registration expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requested to be included in the registration must sell their Warrant Stock to the underwriters selected by the Company or the sellers prompting such registration on the same terms and conditions as apply to the Company or such other sellers, with, if the offering is a combined primary and secondary offering, only such differences (including any with respect to liability insurance) as may by customary in combined primary and secondary offerings. If a registration requested pursuant to this Section 9.4 involves an underwritten public offering, any Holder requested to be included in such registration agrees to execute and deliver such powers of attorney and custody or escrow agreements as may be customary or appropriate for a secondary offering; provided, however, that any such Holder may elect in writing prior to the initial distribution of a preliminary prospectus (or a final prospectus if no preliminary prospectus is distributed) in connection with such registration not to register or sell such securities in connection with such registration.

               9.5. REGISTRATION PROCEDURES. If the Company is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

               (a) prepare and file with the Commission a Registration Statement and such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least 45 days and, upon the written request of Holders of a majority of the Warrant Stock covered thereby, up to 180 days as necessary to complete the distribution of the Warrant Stock as described therein; provided, however, that before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company, upon the prompt written request of the Holders of a majority of the shares of Warrant Stock to be covered by such Registration Statement or prospectus, will furnish to counsel (selected by the Holders of a majority of the Warrant Stock covered by such Registration Statement to represent all Holders covered by such Registration Statement) copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

               (b) furnish to each Holder of Warrant Stock covered by such Registration Statement such number of copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Warrant Stock by such Holder in accordance with the plan of distribution set forth for such Holder therein;

               (c) use its best efforts to register or qualify such Warrant Stock covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as each Holder thereof shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable in such jurisdictions the sale of the Warrant Stock owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (c), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (d) notify each Holder of any Warrant Stock covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in
          Section 9.5(a), of the Company's becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of any amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Warrant Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Warrant Stock is sold to underwriters in a firm or best efforts underwritten offering, or
          (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing following the effective date of the Date of the Registration Statement, which statements shall cover such 12-month periods;

               (f) obtain a "cold comfort" letter or letters from the Company's independent public accountants addressed to the underwriters, if any, and to the selling Holders which are in the form and substance customarily given by independent public accountants to underwriters in a public offering;

               (g) make available for inspection (upon receipt of appropriate assurances of confidentiality) by any seller of such Warrant Stock covered by such Registration Statement, and to any attorney, accountant, or other agent retained by such Holder in connection with the registration, the financial and other records and properties of the Company reasonably requested by them in connection with the preparation of the Registration Statement and which are pertinent to the disclosure requirements for the registration and distribution of the Warrant Stock thereunder;

               (h) cause appropriate officers and employees of the Company to be made available (upon receipt of appropriate assurances of confidentiality) to any Holder of Warrant Stock covered by such Registration Statement, and to any attorney, accountant, or other agent retained by such Holder in connection with the registration, at such reasonable times and locations as may be requested by any such Holder in connection with the preparation of the Registration Statement and as pertinent to the disclosure requirements for the registration and distribution of the Warrant Stock thereunder;

               (i) furnish, at the request of any Holder requesting registration of Warrant Stock pursuant to Section 9.3 hereof, on the date that such Warrant Stock are delivered to the underwriters for sale pursuant to such registration or, if such Warrant Stock is not being sold through underwriters, on the date that the Registration Statement with respect to such Warrant Stock becomes effective, an opinion dated such date of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any and, if such Warrant Stock is not being sold through underwriters, then to the Holders making such request, substantially to the effect that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need express no opinion as to financial statements or other financial data contained therein), and (C) the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown. Such counsel shall also state, on the basis of its examination and participation in conferences in connection with the preparation of the Registration Statement, that it has no reason to believe that either the Registration Statement, on the effective date thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make a statement therein not misleading or that the prospectus, or any amendment or supplement thereto (other than financial material as to which such counsel need make no statement), on the date thereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which it was made, not misleading, except that such counsel need express no opinion as to financial statements or notes thereto or the other financial or statistical data contained in such Registration Statement, prospectus, amendment, or supplement. Such counsel may state, however, that it has not verified the accuracy, completeness, or fairness of the statements therein and that it does not assume any responsibility for the accuracy, completeness, or fairness of such statements. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as is customary in secondary offerings and as such Holders may reasonably request; and

               (j) enter into customary agreements (including any underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such securities.

               9.6. EXPENSES; LIMITATIONS ON REGISTRATION. All expenses incurred in complying with this Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of Warrant Stock being registered), expenses of any special audits (except provided in clause (d) below) incident to or required by any such registration, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.5(d) hereof, shall be paid by the Company, except that:

               (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 120 days following the effective date of such Registration Statement because any Holder of Warrant Stock has not effected the disposition of the securities requested to be registered shall be paid by such Holder;

               (b) the Company shall not be liable for any fees, discounts, or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder;

               (c) notwithstanding the foregoing, if any jurisdiction in which securities are to be qualified shall require that expenses incurred in connection with the qualifications of securities in that jurisdiction be borne by selling shareholders, then the expenses of qualification of Warrant Stock in such jurisdiction shall be payable by the selling Holders pro rata; and

               (d)  the Holders requesting registration pursuant to
          Section 9.3 hereof shall bear the additional fees and costs of the Company's auditors resulting from the Company's inability to use year-end financial statements in the Registration Statement filed at their request if such request is made at a time not within 45 days following the end of the Company's fiscal year.

               It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

               9.7. INDEMNIFICATION. (a) In the event of any registration of any of the Warrant Stock under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless the Holder of such Warrant Stock, such Holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrant Stock and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any and all losses, claims, damages, or liabilities, joint or several, to which such Holder, director, officer, participating Person, or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement pursuant to which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, director, officer, participating Person, or controlling Person for any legal or any other expenses reasonably incurred by such holder, director, officer, participating Person, or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder or such other indemnified Person specifically for use therein or (in the case of any registration pursuant to Section 9.3 hereof) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder, director, officer, participating Person, or controlling Person and shall survive the transfer of such securities by such Holder.

               (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors, and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, or liabilities, joint or several, to which the Company or any such director, officer, or Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Holder contained, on the effective date thereof, in any Registration Statement pursuant to which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that any such Holder shall not be required to indemnify the Company in an amount exceeding the net proceeds, after fees, commissions, and other selling expenses, actually received by such Holder from the offering of Warrant Stock.

               (c)  If the indemnification provided for in this section
9.7 is unavailable to hold harmless an indemnified party under subsection
(a) or (b) of this Section 9.7 in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in proportion to its fault as compared to the total fault of all persons who caused or contributed to the loss. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to in this Section 9.7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9.7, each Person, if any, who controls the Holder hereof within the meaning of the Securities Act shall have the same rights to contribution as such Holder, and each Person, if any, who controls the company within the meaning of the Securities Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this Section 9.7(c). The contribution agreements set forth above shall be in addition to any liabilities which any indemnifying party may have pursuant to this Warrant, at common law, or otherwise.

               (d) Any party entitled to indemnity or contribution will, promptly upon receipt of notice of commencement of any action, suit, or proceeding against such party in respect of which a claim for indemnification or contribution may be made against another party pursuant to this Section 9.7, notify such party from whom indemnification or contribution may be sought, but the omission so to notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have pursuant to this Section 9.7, or otherwise, except to the extent that such party was actually prejudiced by such omission.
In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

               9.8. TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of this Section 9, the restrictions imposed by this Section upon the transferability of Warrants, Warrant Stock, and Restricted Common Stock (or Common Stock issuable upon the exercise of Warrants) and the legend requirements of Section 9.1 hereof shall terminate as to any particular Warrant, share of Warrant Stock, or Restricted Common Stock (or Common Stock issuable upon the exercise of Warrants) (a) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, (b) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to ensure compliance with the Securities Act or (c) when otherwise validly transferred pursuant to Rule 144 or any similar exemption from registration under the Securities Act such that such security may thereafter be transferred by a Person who is not an Affiliate of the Company without registration under the Securities Act. Whenever the restrictions imposed by this Section 9 shall terminate, as hereinabove provided, the Company's obligations to register Warrants or Warrant Stock pursuant to Section 9.3 or 9.4 hereof shall terminate and each Holder shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                    "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN
               WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON ------- -----, 19---, AND ARE OF NO FURTHER FORCE AND EFFECT."

Each Warrant issued upon registration of transfer, division, or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section 9.8 shall terminate as to any share of Restricted Common Stock, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a) hereof.

               9.9. LISTING ON SECURITIES EXCHANGE. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain, and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed.

               9.10. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding any other provisions of this Section 9:

               (a) the Company shall not be obligated to register the Warrant Stock of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the public sale of such Warrant Stock in the manner proposed by such Holder (or by such investment banking firm) may be promptly effected without registering such Warrant Stock under the Securities Act;

               (b) the Company shall not be obligated to register the Warrant Stock of any Holder pursuant to Section 9.3 hereof if the Company has had a registration statement, pursuant to which such Holder had a right to have its Warrant Stock included pursuant to Section 9.3 or 9.4 hereof, declared effective within six months prior to the date of the request pursuant to Section
          9.3 hereof; provided, however, that if any Holder elected to have shares of its Warrant Stock included pursuant to such registration statement but some or all of such shares were excluded pursuant to Section 9.10 hereof, then this subsection
          (b) shall be inapplicable;

               (c) the Company shall not at any time grant any Person the right to request that the Company effect the registration of its Common Stock under the Securities Act on terms and conditions more favorable than those rights granted pursuant hereto to Holders;

               (d) the Company shall not be required to file a registration statement requested pursuant to Section 9.3 hereof on any date which shall be after the last day of a fiscal year of the Company and prior to the earlier of (i) the date on which the Company's audited financial statements for such fiscal year are first available, and (ii) the date 120 days following the last day of such fiscal year;

               (e) if the Company shall furnish to Holders requesting a registration under Section 9.3 hereof a certificate signed by the President of the Company and stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company's obligations to register Warrant Stock pursuant to
          Section 9.3 hereof shall be deferred for a period of not more than 90 days; provided, however, that the Company may not furnish such a certificate to Holders more than once during any consecutive 12-month period;

               (f) if a registration pursuant to Section 9.4 hereof involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, marketing factors require a limitation of the number of securities to be underwritten, then the Company will include in such registration
          (i) first, 100% of the securities the sellers prompting such registration propose to sell, and (ii) second, to the extent of the remaining securities proposed to be sold by the Company and the number of shares of Warrant Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without adversely affecting the marketing of such underwriting, the securities proposed to be sold by the Company and the number of shares of Warrant Stock which the Holders have requested to be included in such registration shall be allocated pro rata among the Company and all requesting Holders on the basis of the relative number of shares requested to be included in such registration by the Company and all such Holders; and for purposes of this Section 9.10(f) only, the term Holders shall include (in addition to a "Holder" as defined in Section 1 hereof) all other persons, if any, who have been granted and have elected to exercise registration rights under any other agreement with the Company and the term Warrant Stock shall include (in addition to the term "Warrant Stock" as defined in Section 1 hereof) Common Stock which Holders (other than any seller prompting such registration) elect to include in such registration pursuant to such other agreements with the Company;

               (g) if any registration shall be made in connection with a sale to the general public of Common Stock, whether by the Company or pursuant to the exercise of registration rights granted by the Company, each Holder, agrees that, upon request of the Company or the managing underwriter thereof, the Holder shall not, without the prior written consent of the Company or such underwriter, effect any public sale or public distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Common Stock, or of any security convertible into or exchangeable or exercisable for Common Stock (in each case other than as part of such underwritten public offering) within seven days prior to or 90 days (or such lesser period as the Company and the managing underwriter may permit) following the effective date of such registration; the foregoing is conditioned, however, on the Company's agreeing not to so sell, and to cause its executive officers not to so sell, any Common Stock during any such 90-day period, and its further agreement that it shall not enter into any agreement with any prospective holder of Common Stock providing registration rights to such holder unless such agreement includes a term equivalent to the first sentence of this paragraph (g);

               (h) the obligation of the Company to honor a request to register Warrant Stock under Section 9 of this Agreement shall terminate on the Expiration Date provided, that any registration duly requested prior to the Expiration Date must be completed; and

               (i) the Company shall not be obligated to pay the expenses of any registration proceeding begun pursuant to Section 9.3 hereof if the registration request is subsequently withdrawn, unless the Holders agree to forfeit their right to make one demand registration pursuant to such Section 9.3.

               9.11. SELECTION OF MANAGING UNDERWRITERS. The managing underwriter for any offering of Common Stock to be registered pursuant to
Section 9.3 hereof shall be a nationally recognized investment banking firm selected by the Company with the consent of the Holders of a majority of the shares being so registered (other than any shares being registered pursuant to Section 9.4 hereof), which consent shall not be unreasonably withheld.


10.       SUPPLYING INFORMATION

               The Company shall cooperate with each Holder of a Warrant or Restricted Common Stock in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms now or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.


11.       LOSS OR MUTILATION

               Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction, or mutilation of this Warrant and indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.


12.       OFFICE OF THE COMPANY

               As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division, or combination as provided in this Warrant.


13.       FILINGS

               The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to each Holder, promptly upon the later of (i) their becoming available or (ii) the date of their effectiveness, one copy of each report, notice, or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus, or written communication (other than transmittal letters and without exhibits) (pursuant to the Securities Act), filed by the Company with (a) the Commission, or (b) any securities exchange on which shares of Common Stock are listed.


14.       REDEMPTION BY THE COMPANY

               14.1. MANDATORY REDEMPTION. (a) This Warrant (or any portion thereof from time to time remaining unexercised) shall be redeemed in installments commencing on August 31, 1997 and continuing on October 31, 1997 and the last day of each successive January, April, July and October until October 31, 1998, on which date this Warrant shall be fully redeemed (each such mandatory redemption date hereinafter referred to as an "Installment Date"). On the first Installment Date, three-eighths of the total shares issuable upon full exercise of this Warrant as of the date of issuance (as adjusted from time to time pursuant to Section 4 hereof) shall be cancelled and redeemed. As of each subsequent Installment Date, one-eighth of the total shares issuable upon full exercise of this Warrant as of the date of issuance (as adjusted from time to time pursuant to Section 4 hereof) shall be cancelled and redeemed.
Any reduction in the shares evidenced hereby due to a partial exercise of this Warrant prior to the date this Warrant has been fully redeemed shall be applied to the most remote redemption installments to become due. Nothing in this Section 14 shall limit the right of any Holder hereof to exercise this Warrant in whole or in part at any time.

               (b) The redemption price per share on any Installment Date shall be determined as follows:

               (i) the price per share for 35% of any shares required to be redeemed and cancelled pursuant to this Section
          14.1 on any Installment Date shall be the result of subtracting
          (A) the Exercise Price, from (B) the average Current Market Price of the Company's Common Stock for the thirty (30) Trading Days following the date which is fifteen (15) Trading Days prior to the date the Company filed its third quarter 1996 Form 10-Q with the Commission.

               (ii) the price per share for the remaining 65% of any shares required to be redeemed and cancelled pursuant to this
          Section 14.1 on any Installment Date shall be the result of subtracting (A) the Exercise Price, from (B) the average Current Market Price of the Company's Common Stock for the twenty-five
          (25) Trading Days immediately preceding the date which is five
          (5) Trading Days prior to the respective Installment Date. Such price may not be less than zero.

               (c) The aggregate redemption payment payable on any Installment Date may be paid either in cash or in Common Stock of the Company or a combination thereof provided, that Common Stock may be delivered in redemption of this Warrant on any Installment Date only if the resale of such Common Stock by the Holder is the subject of an already-effective Registration Statement and is immediately publicly tradable without cutback or limitation of any kind. The aggregate cash redemption price determined pursuant to either subsection (b)(i) or
(b)(ii) of this Section may be converted into shares of Common Stock by dividing the respective aggregate redemption price by the average Current Market Price of the Common Stock for the twenty-five (25) Trading Days immediately preceding the date which is five (5) Trading Days prior to the respective Installment Date.

               (d) If the Company elects to redeem all or any portion of this Warrant with Common Stock, the Holder shall have all the rights and benefits of Section 9 hereof as if such registration had been a demand registration at the request of the Holder pursuant to Section 9.3 hereof provided, that no such registration shall be counted against the maximum number of registrations which may be required pursuant to such Section
9.3. The Company agrees that any such registration shall be commenced and kept effective for a period following the respective Installment Date of not less than the sum of (i) eighteen months, plus (ii) the number of whole months between December 31, 1996 and the date the first registration of Common Stock issued in redemption of this Warrant became effective, at no cost to the Holder, notwithstanding the provisions of Sections 9.6(a) and (d) hereof and without regard to the limitations described in Section
9.10 hereof.

               (e) Except as provided above, the Warrant shall not be subject to redemption without the prior written agreement of the respective Holders thereof.

               14.2. REDEMPTION DEFAULT. (a) If the Company fails to complete a redemption required on August 31, 1997 or October 31, 1997 on such date, if such failure has not been cured within five (5) Business Days after written notice of such failure has been delivered to counsel to the Company, then notwithstanding any of the foregoing to the contrary:

               (i) the redemption price with respect to 100% of such installment in default and all future installments shall change to the higher of (i) the redemption price specified pursuant to
          Section 14.1(b)(ii), or (ii) the result of subtracting (A) the Exercise Price, from (B) the average Current Market Price of the Company's Common Stock for the twenty-five (25) Trading Days preceding the date which is five (5) Trading Days prior to the date on which such redemption price is actually paid; and

               (ii) interest shall accrue on the unpaid installments in the form of cash and shares of Common Stock; the amount of such interest shall be equal to the sum of (A) $75,000 in cash (or the number of shares of Common Stock which is the result of dividing $75,000 by the average Current Market Price of the Common Stock for the twenty-five (25) Trading Days immediately preceding the date which is five (5) Trading Days prior to August 31, 1997), payable immediately (to compensate the holder for previous delays in commencing the redemption), plus (B) four ten-thousandths (.0004) of a share of Common Stock per unredeemed Warrant share per day from the respective Installment Date until the redemption payment is made. Such interest shall be paid quarterly ten (10) days after the last day of each calendar quarter. Such interest may be paid in the form of Common Stock only if such stock is then registered and freely tradable; otherwise, the cash equivalent shall be paid, calculated as the Current Market Value of the stock as of the last day of the calendar quarter.

               (b) If, as of January 31, 1998, the Company is in default with respect to the installment due on such date (and/or remains in default with respect to any previous installment), and such failure has not been cured within five (5) Business Days after written notice of such failure has been delivered to counsel to the Company, then notwithstanding any of the foregoing to the contrary:

               (i) the redemption price with respect to such installment in default shall be payable only in cash;

               (ii) interest shall accrue on all installments in default in the form of shares of Common Stock and be payable as provided in subsection (a)(ii) above;

               (iii) the Expiration Date shall be automatically extended to September 9, 2001; and

               (iv) the Company shall thereafter retain the obligation, but not the unilateral right, to redeem the Warrant pursuant to this Section 14. At January 31, 1998 or any date thereafter, the holder hereof may notify the Company that no further redemption of this Warrant pursuant to this Section 14 shall be permitted, whereupon the obligations of the Company under this Section 14 shall be limited to (A) payment of any interest on defaulted installments accrued to such date, and (B) maintaining the effectiveness of the registration of any stock previously delivered in redemption of portions of this Warrant as required in Section 14.1.

               (c) If the Company fails to complete a redemption required on April 30, 1998 or July 31, 1998 on such date, and such failure has not been cured within five (5) Business Days after written notice of such failure has been delivered to counsel to the Company, then notwithstanding any of the foregoing to the contrary:


               (i) the redemption price with respect to such installment in default shall be payable only in cash; and

               (ii) interest shall accrue on all installments in default in the form of shares of Common Stock and be payable as provided in subsection (a)(ii) above.

               (d) If, as of October 31, 1998, the Company is in default with respect to the installment due on such date (and/or remains in default with respect to any previous installment), and such default has not been cured within five (5) Business Days after written notice of such default has been delivered to counsel to the Company, then notwithstanding any of the foregoing to the contrary:

               (i) the redemption price with respect to such installment in default shall be immediately payable only in cash;

               (ii)      interest shall thereafter accrue on all
          installments in default in cash at the rate of 13-1/2% per annum and be payable on demand;

               (iii) the Company shall thereafter retain the obligation, but not the unilateral right, to redeem the Warrant pursuant to this Section 14. At October 31, 1998 or any date thereafter, the holder hereof may notify the Company that no further redemption of this Warrant pursuant to this Section 14 shall be permitted, whereupon the obligations of the Company under this Section 14 shall be limited to (A) payment of any interest on defaulted installments accrued to such date, and (B) maintaining the effectiveness of the registration of any stock previously delivered in redemption of portions of this Warrant as required in Section 14.1; and

               (iv) all Warrant Stock outstanding shall, at the option of and upon demand by the Holder, immediately be redeemed at a price per share equal to the average Current Market Price of the Company's Common Stock for the twenty-five (25) Trading Days preceding the date which is five (5) Trading Days immediately preceding the date of demand.

               (e) The Company is aware that Matthew Gold is executing a Lockup Agreement dated as of December 31, 1996 in favor of the Bank (the "Lockup Agreement") whereby Mr. Gold and certain of his affiliates agree generally to limit sales of Common Stock during specified periods prior to the Installment Dates. The Company further understands that the delivery of the Lockup Agreement is an important part of the consideration delivered to the Bank in connection with this Warrant, and that the Bank would not accept this Warrant in its present form but for the delivery of such Lockup Agreement. Mr. Gold has requested that the Company hold him harmless from liability under the Lockup Agreement.

               The Company therefore agrees that should any damages become payable as a result of a breach or violation of the Lockup Agreement, the Company will pay the amount of such damages to the respective Holder upon demand.

               14.3. REGISTRATION DEFAULT. If the Company fails to maintain a continuous, effective registration statement facilitating the sale of Common Stock issued to redeem any or all of this Warrant pursuant to Section 14.1 (except for any blackout periods, limited to no more than thirty (30) calendar days each, which are, in the respective circumstances and in the reasonable opinion of counsel to the Bank and the Company, legally mandated but are not the result of a failure to file periodic post-effective amendments), interest shall accrue on the daily Current Market Value of any such Common Stock at the rate of 13-1/2% per annum. Such interest shall be payable in cash on demand.

               14.4. REDEMPTION PROCEDURES. Not later than twenty Business Days prior to each Installment Date, the Company shall notify each Holder in writing, to the extent permitted hereby, whether the respective redemption installment is to be paid in cash or Common Stock. On each respective Installment Date, each Holder shall assign to the Company such Holder's Warrant or portion thereof being redeemed, without any representation or warranty, by the surrender of such Holder's Warrant at the principal office of the Company referred to in Section 2.1 hereof against payment therefor of the respective redemption price. Any cash redemption price shall be paid, at the option of each Holder, by (a) wire transfer to an account in a bank located in the United States designated by such Holder for such purpose, or (b) a check payable to the order of such Holder. Any Common Stock certificates delivered in redemption of this Warrant shall be accompanied by a copy of the respective registration statement and any amendments thereto, together with an appropriate written representation that it remains effective. If less than all of any Holder's Warrant is being redeemed, the Company shall, pursuant to Section 3 hereof, cancel such Warrant and issue in the name of, and deliver to, such Holder a new Warrant for the portion not being redeemed.

               14.5. SURVIVAL OF OBLIGATIONS. The provisions of Sections 9, 15 and 16 hereof, the registration requirements of this
Section 14 and the provisions of Section 14.2(e) shall survive the final redemption of this Warrant, regardless of whether or not all original Warrants have been redelivered to the Company.


15.       LIMITATION OF LIABILITY

               No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


16.       MISCELLANEOUS

               16.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right pursuant hereto on the part of the Holder hereof shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers, or remedies. If the Company fails to make, when due, any payment provided for pursuant hereto, or fails to comply with any other provision of this Warrant, the Company shall pay to such Holder such amounts as shall be sufficient to cover any costs and expenses, including, without limitation, reasonable attorneys' fees, including those incurred in bankruptcy and appellate proceedings, incurred by such Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers, or remedies pursuant hereto.

               16.2. NOTICE. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Warrant, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a) If to the Holder hereof, at the address specified by such Holder to the Company or at the address set forth in the books of registration maintained by the Company; and

               (b)  If to the Company, at

                    Precision Standard Inc.
                    1225 17th Street
                    Suite 1800
                    Denver Colorado 80202
                    Attn: President

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required pursuant hereto may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication pursuant hereto shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or two Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies (other than by personal delivery) of any notice, demand, request, consent, approval, declaration, or other communication to each person designated herein to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

               16.3. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Holder hereof from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses, and disbursements of any kind which may be imposed upon, incurred by, or asserted against such Holder in any manner relating to or arising out of (i) such Holder's exercise of this Warrant and/or ownership of any shares of Warrant Stock issued in consequence thereof or (ii) any litigation to which such Holder is made a party in its capacity as a stockholder of the Company; provided, however, that the Company will not be liable pursuant hereto to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses, or disbursements are found in a final non-appealable judgment by a court to have resulted from such Holder's gross negligence, bad faith, or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

               16.4. REMEDIES. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights pursuant to Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               16.5. SUCCESSORS AND ASSIGNS. Subject to the pro-visions of Sections 3.1 and 9 hereof, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

               16.6. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment provided for therein) or to reduce the length of the Exercise Period without the prior written consent of the Holder thereof.

               16.7. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under law, but if any provision of this Warrant shall be prohibited by or invalid under law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

               16.8. HEADINGS. The headings used in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

               16.9.     GOVERNING LAW.

  This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.



            **   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK   **


               IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.

Dated: March 19, 1997.


                         PRECISION STANDARD, INC.


                         By:/s/Matthew L. Gold



ATTEST:


By:/s/Kathleen S. Page



                                  EXHIBIT A

                              SUBSCRIPTION FORM

               [To be executed only upon exercise of Warrant]

               The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of Shares of Common Stock of Precision Standard Inc. all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and
delivered to      --------------- whose address is -----------------------
---- and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable pursuant hereto be delivered to the undersigned.

               [Payment of the Exercise Price is enclosed.] [Please cancel an additional -------------------- shares of the Warrant in payment of the Exercise Price. This Warrant shall thereafter be exercisable for an additional --------------- shares.]


                                  ----------------------------------
                                  (Name of Registered Owner)


                                  ----------------------------------
                                  (Signature of Registered Owner)


                                  ----------------------------------
                                  (Street Address)


                                  ----------------------------------
                                  (City)     (State)  (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within warrant in every particular, without alteration or enlargement or any change whatsoever.


                                  EXHIBIT B

                               ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned pursuant to this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee            No. of Shares of
                                        Common Stock





and does hereby irrevocably constitute and appoint ---------------------- attorney-in-fact to register such transfer on the books of Precision Standard Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:----------------             Print Name:----------------------------

                                   Signature:-----------------------------

                                   Witness:-------------------------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.